UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

(Date of report) March 12, 2008

(Date of earliest event reported) March 11, 2008

ONEOK PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-12202	93-1120873
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

100 West Fifth Street; Tulsa, OK

(Address of principal executive offices)

74103-4298

(Zip code)

(918) 588-7000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Underwriting Agreement

On March 11, 2008, ONEOK Partners, L.P., a Delaware limited partnership (the “Partnership”), entered into an underwriting agreement with the underwriters named therein, with respect to the issue and sale by the Partnership of 2,500,000 common units representing limited partner interests in the Partnership in a public offering (together with an over-allotment option granted to the underwriters to purchase up to an additional 375,000 common units).

The underwriting agreement contains customary representations, warranties and agreements by the Partnership and customary conditions to closing, indemnification obligations of the Partnership and the underwriters, including for liabilities under the Securities Act of 1933, obligations of the parties and termination provisions. The foregoing description of the underwriting agreement is qualified in its entirety by reference to such underwriting agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.1 and is incorporated herein by reference.

Prospectus Supplement

On March 12, 2008, pursuant to Rule 424(b)(2) under the Securities Act of 1933, as amended, the Partnership filed with the Securities and Exchange Commission a Prospectus Supplement to its shelf registration statement on Form S-3 dated September 19, 2006 (Registration No. 333-137419) relating to the public offering of the common units. Exhibits 1.1 and 1.2 to this Current Report on Form 8-K relating to the offering of the common units and private placement of common units described below are hereby incorporated by reference into such Registration Statement.

Private Placement Agreement

On March 11, 2008, the Partnership also entered into a Common Unit Purchase Agreement with ONEOK, Inc. providing for the issuance and sale to ONEOK, Inc. of 5,400,000 common units in a private placement transaction. The foregoing description of the Common Unit Purchase Agreement is qualified in its entirety by reference to such Common Unit Purchase Agreement, a copy of which is filed with this Current Report on Form 8-K as Exhibit 1.2 and is incorporated herein by reference.

Relationships

Affiliates of UBS Securities LLC, Citigroup Global Markets Inc., Wachovia Capital Markets, LLC, and RBC Capital Markets Corporation, each an underwriter in the public offering of the common units, are lenders under our $1 billion revolving credit agreement. A portion of the net proceeds of the public offering and private placement will be used to repay indebtedness outstanding under this credit agreement. In addition, in the ordinary course of business, certain of the underwriters and their affiliates have engaged and may in the future engage in investment and commercial banking transactions with us and certain of our affiliates, including ONEOK, Inc.

Item 7.01  Regulation FD Disclosure

The Partnership issued a news release on March 11, 2008, attached hereto as Exhibit 99.1, announcing that it had priced the public offering described in Item 1.01 of this Current Report on Form 8-K at $58.10 per common unit. In addition, the Partnership announced that it had agreed to sell 5,400,000 common units to ONEOK, Inc., the parent company of the Partnership’s sole general partner, in the private placement described in Item 1.01 of this Current Report on Form 8-K, generating proceeds to the Partnership of approximately $303.2 million. In addition, ONEOK, Inc. will contribute approximately $9.4 million to maintain its two percent general partner interest. Following completion of the public offering and the private placement transaction, the Partnership will have 90.8 million units outstanding and ONEOK, Inc. and a subsidiary which is the sole general partner of the Partnership, will hold an aggregate ownership interest in the Partnership of approximately 47.8 percent. This information is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any Securities Act registration statements.

Item 9.01  Financial Statements and Exhibits

Exhibits

1.1	Underwriting Agreement dated March 11, 2008 between ONEOK Partners, L.P. and the underwriters named therein.

1.2	Common Unit Purchase Agreement dated March 11, 2008, between ONEOK Partners, L.P. and ONEOK, Inc.

99.1	News release of ONEOK Partners, L.P. announcing the pricing of its public offering of common units and the pricing of its private placement of common units.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ONEOK Partners, L.P.
By: ONEOK Partners GP, L.L.C., General Partner

Date: March 12, 2008	By:	/s/ Curtis L. Dinan
Curtis L. Dinan
Senior Vice President – Chief Financial Officer and Treasurer

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